UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 31, 2011

Mass Hysteria Entertainment Company, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-146517	20-3107499
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5555 Melrose Avenue, Swanson Building, Suite 400 Hollywood, CA	90038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (323) 956-8388

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

See Item 3.02 below.

Section 3 – Securities and Trading Markets

Item 3.02     Unregistered Sales of Equity Securities.

On March 31, 2011, we entered into a Securities Purchase Agreement with a single accredited investor pursuant to which we issued a 2% convertible promissory note in the aggregate principal amount of $200,000. The note has a maturity date of December 28, 2014. Beginning September 27, 2011, the note is convertible into shares of our common stock at a fixed conversion price of $0.016 per share. The proceeds were used for working capital and general corporate purposes. The issuance was exempt under Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended.

The paragraphs above describe certain of the material terms of the financing transaction with the purchaser. Such description is not a complete description of the material terms of the financing transaction and is qualified in its entirety by reference to the agreements entered into in connection with the financing which are included as exhibits to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
	Number	Description

	4.1	Convertible Promissory Note
	10.1	Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mass Hysteria Entertainment Company, Inc.

Date: April 5, 2011	By:	/s/ Daniel Grodnik
Daniel Grodnik, Chief Executive Officer